UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009
Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)
(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
          The matters described below under Item 5.03 are incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          In connection with the Public Offering described in Item 8.01 below, on June 18, 2009, Whiting Petroleum Corporation (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Designations to designate up to 3,450,000 shares of its preferred stock as 6.25% Convertible Perpetual Preferred Stock (the “Convertible Preferred Stock”). The following is a summary of the material terms of the Convertible Preferred Stock set forth in the Certificate of Designations.
          The annual dividend on each share of Convertible Preferred Stock is $6.25 and is payable, when, as and if declared by the Company’s board of directors, quarterly in cash, common stock or a combination thereof at the Company’s election, in arrears, on each March 15, June 15, September 15 and December 15, commencing on September 15, 2009.
          The Convertible Preferred Stock is not redeemable by the Company at any time. Each share of Convertible Preferred Stock has a liquidation preference of $100 per share and is convertible, at the holder’s option at any time, initially into approximately 2.3033 shares of the Company’s common stock based on an initial conversion price of $43.4163 per share, subject in each case to specified adjustments as set forth in the Certificate of Designations (the “Conversion Price”). Based on the initial Conversion Price, approximately 7,946,385 shares of common stock would be issuable upon conversion of all 3,450,000 shares of the Convertible Preferred Stock.
          On or after June 15, 2013, the Company may at its option cause all outstanding shares of Convertible Preferred Stock to be automatically converted into common stock at the then-prevailing Conversion Price, if the closing sale price of the Company’s common stock exceeds 120% of the then-prevailing Conversion Price for at least 20 trading days in a period of 30 consecutive trading days.
          If a holder converts its Convertible Preferred Stock at any time beginning at the opening of business on the trading day immediately following the effective date of a transaction that constitutes a fundamental change and ending at the close of business on the 30th trading day immediately following such effective date, the holder will automatically receive a number of shares of the Company’s common stock equal to the greater of:
•	the sum of (i) a number of shares of the Company’s common stock based on the prevailing Conversion Price and (ii) the make-whole premium, if any, as identified in the chart below; and

•	a number of shares of the Company’s common stock calculated by reference to an adjusted Conversion Price equal to the greater of (i) the average of the volume weighted average prices of the Company’s common stock for ten days preceding the effective date of a fundamental change and (ii) $24.63.
          The following table sets forth the stock price paid, or deemed paid, per share of the Company’s common stock in a transaction that constitutes the fundamental change, the effective date and the make-whole premium (expressed as a number of additional shares of the Company’s common stock ) to be paid upon a conversion in connection with a fundamental change:

	Stock Price(1)
Effective Date	$36.95	$40.00	$43.00	$48.00	$52.00	$56.00	$60.00	$70.00	$80.00	$90.00	$100.00	$125.00	$150.00
June 23, 2009	0.4030	0.3723	0.3464	0.3103	0.2864	0.2660	0.2482	0.2128	0.1862	0.1655	0.1489	0.1191	0.0973
June 15, 2010	0.4030	0.3607	0.3279	0.2897	0.2595	0.2372	0.2195	0.1849	0.1595	0.1399	0.1242	0.0960	0.0772
June 15, 2011	0.4030	0.2948	0.2609	0.2254	0.1966	0.1771	0.1633	0.1372	0.1187	0.1044	0.0931	0.0727	0.0591
June 15, 2012	0.4030	0.2291	0.1865	0.1491	0.1156	0.0972	0.0878	0.0726	0.0626	0.0549	0.0488	0.0377	0.0305
June 15, 2013 and thereafter	0.4030	0.1967	0.1443	0.0900	0.0203	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(1)	The stock prices set forth in the table will be adjusted as of any date on which the Conversion Price of the Convertible Preferred Stock is adjusted in the same proportion as the Conversion Price is so adjusted and in such event, the number of additional shares of the Company’s common stock shall be adjusted in inverse proportion to the adjustment to the Conversion Price.
          Except as required by Delaware law or for the authorization of any class of the Company’s capital stock senior to the Convertible Preferred Stock, holders of the Convertible Preferred Stock will have no voting rights unless dividends are in arrears and unpaid for six or more quarterly periods. Until such arrearage is paid in full, the holders will be entitled to elect two directors and the number of directors on the Company’s board of directors will increase by that same number.
          No dividends may be declared and paid upon, or set apart for payment upon, the Company’s common stock unless all accumulated and unpaid dividends have been or contemporaneously are declared and paid on the Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of such declaration or payment.
          The foregoing description of the Certificate of Designations, which sets the terms of the Convertible Preferred Stock, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01. Other Events.
          On June 17, 2009, the Company entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and the underwriters named therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell and the Underwriters agreed to purchase for resale to the public (the “Public Offering”), subject to the terms and conditions expressed therein, 3,000,000 shares of Convertible Perpetual Preferred Stock at a price per share of $100.00 to the public, less an underwriting discount of $3.00 per share. The Underwriters also have an option to purchase up to 450,000 additional shares of Convertible Preferred Stock at the same price per share to cover any over-allotments. The Public Offering is expected to close on June 23, 2009. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
          The Convertible Preferred Stock to be sold pursuant to the Underwriting Agreement was registered pursuant to an effective shelf Registration Statement on Form S-3 (Registration No. 333-159055) that the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In connection with the Company filing with the Securities and Exchange Commission a prospectus supplement, dated June 17, 2009, and prospectus, dated May 8, 2009, relating to the Public Offering described above, the Company is filing Exhibits 5.1 and 23.1 hereto and as part of such Registration Statement an opinion and consent of Foley & Lardner LLP, legal counsel to the Company, issued to the Company as to the validity of the shares of Convertible Preferred Stock being offered in the Public Offering.
          On June 17, 2009, the Company also issued a press release announcing the pricing of the Public Offering. The Company is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits:
(1.1)	Underwriting Agreement, dated June 17, 2009, by and among Whiting Petroleum Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

(3.1)	Certificate of Designations of 6.25% Convertible Perpetual Preferred Stock of Whiting Petroleum Corporation.

(5.1)	Opinion of Foley & Lardner LLP, dated June 17, 2009.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit 5.1 hereto).

(99.1)	Press Release of Whiting Petroleum Corporation dated June 17, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: June 18, 2009	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description

(1.1)	Underwriting Agreement, dated June 17, 2009, by and among Whiting Petroleum Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

(3.1)	Certificate of Designations of 6.25% Convertible Perpetual Preferred Stock of Whiting Petroleum Corporation.

(5.1)	Opinion of Foley & Lardner LLP, dated June 17, 2009.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit 5.1 hereto).

(99.1)	Press Release of Whiting Petroleum Corporation dated June 17, 2009.